As filed with the Securities and Exchange Commission on April 24, 2012

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Anixter International Inc.	Anixter Inc.
(Exact name of registrant as specified in its charter)	(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	Delaware (State or other jurisdiction of incorporation or organization)

94-1658138 (I.R.S. Employer Identification No.)	36-2361285 (I.R.S. Employer Identification No.)

2301 Patriot Boulevard

Glenview, Illinois 60026-8020

(224) 521-8000

(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

Theodore A. Dosch

Executive Vice President — Finance

Anixter International Inc.

2301 Patriot Boulevard

Glenview, Illinois 60026-8020

(224) 521-8000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David McCarthy

Schiff Hardin LLP

233 South Wacker Drive, Suite 6600

Chicago, Illinois 60606

(312) 258-5500

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement as determined by market and other conditions.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box.    ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☑

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☑

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Debt Securities of Anixter Inc.
Guarantees of Anixter International Inc. with respect to Debt Securities(2)
Total

(1)	An indeterminate amount of securities to be offered at indeterminate prices is being registered pursuant to this registration statement. The registrant is deferring payment of the registration fee pursuant to Rule 456(b) and is omitting this information in reliance on Rule 456(b) and Rule 457(r).
(2)	The obligations of Anixter Inc. under debt securities registered hereunder will be fully and unconditionally guaranteed by Anixter International Inc., as described more fully in the registration statement. No separate registration fee for the guarantee is required pursuant to Rule 457(n).

PROSPECTUS

Anixter Inc.

Debt Securities

Guaranteed as Set Forth in this Prospectus by Anixter International Inc.

Anixter International Inc.

Guarantees of Debt Securities

Anixter Inc. may offer, from time to time, in amounts, at prices and on terms that it will determine at the time of offering, one or more series of debt securities. Anixter International Inc. will fully and unconditionally guarantee the obligations of Anixter Inc. under any debt securities issued under this prospectus or any prospectus supplement.

We will provide specific terms of these securities, including their offering prices, in prospectus supplements to this prospectus. The prospectus supplements may also add, update or change information contained in this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest.

We may offer these securities to or through underwriters, through dealers or agents, directly to you or through a combination of these methods. You can find additional information about our plan of distribution for the securities under the heading “Plan of Distribution” beginning on page 18 of this prospectus. We will also describe the plan of distribution for any particular offering of these securities in the applicable prospectus supplement. This prospectus may not be used to sell our securities unless it is accompanied by a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 24, 2012

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this process, we may from time to time sell the debt securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the debt securities and guarantees of debt securities we may offer. Each time we offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. That prospectus supplement may include a description of any risk factors or other special considerations applicable to those securities. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in the prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and the applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement, including the exhibits, can be read at the SEC website or at the SEC offices mentioned under the heading “Where You Can Find More Information.”

You should rely only on the information incorporated by reference or provided in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer to sell or soliciting an offer to buy these securities in any jurisdiction in which the offer or solicitation is not authorized or in which the person making the offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make the offer or solicitation. You should not assume that the information in this prospectus or the accompanying prospectus supplement is accurate as of any date other than the date on the front of the document.

References to “Anixter International” refer to Anixter International Inc. and references to “Anixter” refer to Anixter Inc. Unless the context requires otherwise, references to “we,” “us” or “our” refer collectively to Anixter International and its subsidiaries, including Anixter. References to “securities” refer collectively to the debt securities and guarantees of debt securities registered hereunder.

WHERE YOU CAN FIND MORE INFORMATION

We have filed and will file reports and other information with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). You may read and copy this information at the following SEC public reference room:

Public Reference Room

100 F Street, N.E.

Washington, D.C. 20549

Please call the SEC at 1-800-SEC-0330 for additional information about the public reference room.

The SEC also maintains a web site that contains reports, proxy statements and other information about issuers, including Anixter, who file electronically with the SEC. The address of that site is www.sec.gov.

The Commission allows us to “incorporate by reference” the information we have filed with the SEC, which means that we can disclose important information by referring you to those documents. We consider the information incorporated by reference to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below.

•	Our annual report on Form 10-K for the fiscal year ended December 30, 2011.

•	Our current report on Form 8-K filed on February 24, 2012.

•	Our current report on Form 8-K filed on March 27, 2012.

All documents filed by us with the SEC under Sections 13(a), 14 and 15(d) of the Exchange Act from the date of this prospectus to the end of the offering of the securities under this document (other than current reports furnished, rather than filed, under Form 8-K) shall also be deemed to be incorporated by reference and will automatically update information in this prospectus.

Any statements made in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of these filings, at no cost, by writing or calling us at the following address or telephone number:

Anixter International Inc.

2301 Patriot Blvd.

Glenview, Illinois 60026

Attention: Treasurer

Telephone: 224-521-8000

We maintain an Internet site at http://www.anixter.com which contains information concerning Anixter International and its subsidiaries. The information contained at our Internet site is not incorporated by reference in this prospectus, and you should not consider it a part of this prospectus.

This prospectus constitutes a part of a registration statement on Form S-3 filed by us with the SEC under the Securities Act of 1933. This prospectus does not contain all the information that is contained in the registration statement. We refer you to the registration statement and to the exhibits filed with the registration statement for further information. Statements contained in this prospectus concerning the provisions of documents are summaries of the material provisions of those documents, and each of those statements is qualified in its entirety by reference to the copy of the applicable document filed with the SEC. Because this prospectus may not contain all of the information that you may find important, you should review the full text of these documents.

FORWARD-LOOKING STATEMENTS

This prospectus may contain various “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act, which can be identified by the use of forwarding-looking terminology such as “believes,” “expects,” “intends,” “anticipates,” “contemplates,” “estimates,” “plans,” “projects,” “should,” “may” or similar expressions, including the negative thereof, or other variations thereon or comparable terminology indicating our expectations or beliefs concerning future events. Such statements are subject to a number of factors that could cause our actual results to differ materially from what is indicated in this prospectus. These factors include: general economic conditions; changes in supplier relationships; risks associated with the sale of nonconforming products and services; political, economic and currency risks of non-U.S. operations; inventory and accounts receivable risk; copper price fluctuations; risks associated with the integration of acquired companies; capital project volumes; and other factors identified in our reports filed with the SEC under the Exchange Act, including under the Item 1A, “Risk Factors” in our Annual Report on Form 10-K for the year ended December 30, 2011.

We undertake no obligation to update these forward-looking statements as a result of any events or circumstances after the date made or to reflect the occurrence of unanticipated events.

ANIXTER INTERNATIONAL INC.

Through a combination of our service capabilities and a portfolio of products from industry-leading manufacturers, we are a leading global distributor of data, voice, video and security network communication products and the largest North American distributor of specialty wire and cable products. In addition, we are a leading distributor of “C” Class inventory components, which are incorporated into a wide variety of end-use applications and include screws, bolts, nuts, washers, pins, rings, fittings, springs, electrical connectors and similar small parts, the majority of which are specialized or highly engineered for particular customer applications.

We believe we are a leader in the provision of advanced inventory management services, including procurement, just-in-time delivery, quality assurance testing, advisory engineering services, component kit production, small component assembly and e-commerce and electronic data interchange to a broad spectrum of customers. Our comprehensive supply chain management solutions are designed to reduce customer procurement and management costs and enhance overall production or installation efficiencies. Inventory management services are frequently provided under customer contracts for periods in excess of one year and include the interfacing of Anixter and customer information systems and the maintenance of dedicated distribution facilities. These services are provided exclusively in connection with the sales of products, and as such, the price of such services is included in the price of the products delivered to the customer.

We sell products to over 100,000 active customers. Our customers are international, national, regional, and local companies that include end users, installers, integrators and resellers of our products as well as original equipment manufacturers who use our products as a component of their end product. Our customers cover all industry groups, including manufacturing, resource extraction, telecommunications, internet service providers, finance, education, healthcare, transportation, utilities, aerospace and defense and government as well as contractors, installers, system integrators, value added resellers, architects, engineers and wholesale distributors. Our customer base is well diversified with no single customer accounting for more than 3% of sales.

ANIXTER INC.

All of the operating activities of Anixter International are conducted through its wholly owned subsidiary Anixter Inc.

Our principal executive offices are located at 2301 Patriot Boulevard, Glenview, Illinois 60026. Our telephone number at those offices is (224) 521-8000.

USE OF PROCEEDS

Unless otherwise described in the applicable prospectus supplement, we will use the net proceeds from the sale of securities offered by this prospectus and any applicable prospectus supplement for general corporate purposes, including additions to working capital, repayment of existing indebtedness and possible acquisitions.

RATIOS OF EARNINGS TO FIXED CHARGES

The following are ratios of earnings to fixed charges for each of the periods indicated:

	Fiscal Year Ended
	December 28, 2007	January 02, 2009	January 01, 2010	December 31, 2010	December 30, 2011
Ratio of earnings to fixed charges	5.53	4.13	0.98	3.46	5.28

Earnings represents income from continuing operations before taxes plus fixed charges. Fixed charges consist of (i) interest on all indebtedness (including capital leases) and amortization of debt discount and deferred financing fees, (ii) interest attributable to rentals and (iii) interest on liabilities associated with Financial Accounting Standards Board Interpretation No. 48 (“FIN 48”), Accounting for Uncertainty in Income Taxes. The ratio of earnings to fixed charge for the fiscal year end January 1, 2010 was impacted by a goodwill impairment charge of $100.0 million related to the our European operations.

DESCRIPTION OF DEBT SECURITIES

Anixter may issue the debt securities, in one or more series, from time to time under an Indenture, among Anixter, Anixter International Inc., as guarantor, and Wells Fargo Bank, National Association, as trustee. Wells Fargo Bank, National Association, as trustee under the Indenture, will act as indenture trustee for the purposes of the Trust Indenture Act of 1939, as amended. We have filed the Indenture as an exhibit to the registration statement of which this prospectus is a part.

This section briefly summarizes some of the terms of the debt securities and the Indenture. This section does not contain a complete description of the debt securities or the Indenture. The description of the debt securities is qualified in its entirety by the provisions of the Indenture. References to section numbers in this description of the debt securities, unless otherwise indicated, are references to section numbers of the Indenture.

General

The Indenture does not limit the amount of debt securities that may be issued. The Indenture provides for the issuance of debt securities from time to time in one or more series. The terms of each series of debt securities may be established in a supplemental indenture or officers’ certificates establishing such series.

The debt securities:

•	are unsecured, unsubordinated obligations of Anixter;

•	are equal in right of payment to any other unsecured, unsubordinated obligations of Anixter; and

•	are guaranteed on a senior unsecured basis by Anixter International.

If Anixter uses this prospectus to offer debt securities, an accompanying prospectus supplement will describe the following terms of the debt securities being offered, to the extent applicable:

•	the title;

•	any limit on the aggregate principal amount;

•	the identity of the registrar and paying agent for the debt securities;

•	the date or dates, or the method by which such date or dates are determined or extended, on which Anixter will pay principal and premium, if any;

•	the interest rate or rates (which may be fixed or variable) or the method of determining them, the date interest begins to accrue and the interest payment dates or the method of determining them;

•	the regular record dates for any interest payment dates;

•	the place or places where Anixter will pay principal, premium, if any, and interest;

•	the terms and conditions of any optional redemption, including the date after which, and the price or prices at which, Anixter may redeem securities;

•

the terms and conditions of any mandatory or optional redemption, repayment or purchase of the debt securities pursuant to a sinking fund or at the option of the holder of debt securities, including the periods in which, and the price or prices at which, Anixter may redeem, repay or purchase the debt securities;

•	the denomination in which Anixter will issue securities if other than in denominations of $2,000 and integral multiples of $1,000 in excess thereof;

•	the currency or currencies in which Anixter will pay principal, premium, if any, and interest if other than U.S. currency;

•	any index or indices used to determine the amount of payments;

•

the terms and conditions of any election by Anixter to pay, or by the holder of debt securities to receive, principal, premium, if any, or interest on any debt security in currency or currencies other than those in which the debt securities are offered;

•	if other than the principal amount, the portion of principal payable on declaration of acceleration of maturity or in bankruptcy;

•	if applicable, that the debt securities are defeasible pursuant to the provisions of the Indenture;

•

any addition to or change in the events of default of Anixter or Anixter International applicable to the debt securities, and any change in the right of the indenture trustee or the holder of debt securities to declare the principal, premium, if any, and interest due and payable;

•	any addition or change to the covenants and definitions;

•

whether registered or bearer securities will be issued, any restrictions on the offer, sale or delivery of bearer securities and the terms, if any, upon which bearer securities may be exchanged for registered securities and vice versa;

•

whether Anixter will issue the debt securities in whole or in part in global form and, in such case, the depositary for such global securities and the circumstances under which beneficial owners of interests in the global security may exchange such interest for securities; and

•	any other terms of the debt securities not inconsistent with the provisions of the Indenture. (See Section 301.)

Guarantee of Anixter International

Anixter International will unconditionally guarantee to each holder of debt securities and to the indenture trustee the due and punctual payment of the principal of, and premium, if any, and interest on the debt securities. The guarantee applies whether the payment is due at maturity, or as a result of acceleration, redemption or otherwise. The guarantee will remain valid even if the Indenture is found to be invalid.

Anixter International is a holding company with no independent business operations or source of income of its own. It conducts substantially all of its operations through Anixter and, as a result, Anixter International depends on the earnings and cash flow of, and dividends or distributions from, Anixter to provide the funds necessary to meet its debt and contractual obligations. Anixter International’s holding company status also means that its right to participate in any distribution of the assets of any of its subsidiaries upon liquidation, reorganization or otherwise is subject to the prior claims of the creditors of each of the subsidiaries (except to the extent that the claims of Anixter International itself as a creditor of a subsidiary may be recognized).

Denomination, Registration and Transfer

Anixter may issue the debt securities as registered securities in certificated form or as global securities as described under the heading “Book-Entry Issuance.” Unless otherwise specified in the applicable prospectus supplement, Anixter will issue registered debt securities in denominations of $2,000 and integral multiples of $1,000 in excess thereof. (See Section 302.)

If Anixter issues the debt securities as registered securities, Anixter will keep at one of its offices or agencies a register in which it will provide for the registration and transfer of the debt securities. Anixter will appoint that office or agency the security registrar for the purpose of registering and transferring the debt securities.

Unless otherwise set forth in the applicable prospectus supplement, Anixter has appointed the indenture trustee as security registrar for each series of debt securities. (See Section 305.) Any other office or agency initially designated by Anixter for the registration and transfer of any debt securities will be named in the applicable prospectus supplement. Anixter may at any time designate additional offices and agencies for the registration and transfer or exchange of any debt securities or rescind such designations, except that Anixter will be required to maintain an office or agency in each place of payment for the debt securities of each series. (See Section 1002.)

The holder of any registered debt security may exchange the debt security for registered debt securities of the same series, in any authorized denominations, in like tenor and in the same aggregate principal amount. The holder may exchange those debt securities by surrendering them at the office or agency in a place of payment. Holders may present the debt securities for exchange or registration of transfer, duly endorsed or accompanied by a duly executed written instrument of transfer satisfactory to Anixter and the securities registrar. No service charge will apply to any exchange or registration of transfer, but Anixter or the indenture trustee may require payment of any taxes and other governmental charges as described in the Indenture. (See Section 305.)

If debt securities of any series are redeemed, Anixter will not be required to issue, register transfer of or exchange any debt securities of that series during a period beginning at opening of business 15 days before the selection of such debt securities and ending at the close of business on the day of a mailing of a notice of redemption. After notice is given, Anixter will not be required to issue, register the transfer of or exchange any debt securities that have been selected to be either partially or fully redeemed, except the unredeemed portion of any debt security being partially redeemed. (See Section 305.)

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, on each interest payment date, Anixter will pay interest on each debt security to the person in whose name that debt security is registered as of the close of business on the record date relating to that interest payment date. If Anixter defaults in the payment of interest on any debt security, it may pay that defaulted interest to the registered owner of that debt security:

•	as of the close of business on a date that the indenture trustee selects, which may not be more than 15 days or less than 10 days before the date Anixter proposes to pay the defaulted interest, or

•	in any other lawful manner that does not violate the requirements of any securities exchange on which that debt security is listed. (See Section 307.)

Unless otherwise indicated in the applicable prospectus supplement, Anixter will pay the principal of and any premium or interest on the debt securities when they are presented at the office of the indenture trustee, as paying agent. Anixter may at any time designate additional paying agents or one or more other offices or agencies where the debt securities may be presented or surrendered for payment or rescind such designations, except that Anixter will be required to maintain an office or agency in each place of payment for debt securities of a particular series.

Redemption

The applicable prospectus supplement will contain the specific terms on which Anixter may redeem a series of debt securities prior to its stated maturity. Anixter will send a notice of redemption to holders at least 30 days but not more than 60 days prior to the redemption date, unless a shorter period is specified in the debt securities to be redeemed. The notice will state:

•	the redemption date;

•	the redemption price (or how the redemption price will be calculated);

•	if less than all of the debt securities of the series are being redeemed, the particular debt securities to be redeemed (and the principal amounts, in the case of a partial redemption);

•	that on the redemption date, the redemption price will become due and payable and any applicable interest will cease to accrue on and after that date;

•	the place or places of payment; and

•	whether the redemption is for a sinking fund. (See Section 1104.)

On or before any redemption date, Anixter will deposit an amount of money with the indenture trustee or with a paying agent sufficient to pay the redemption price. (See Section 1105.)

If Anixter is redeeming less than all the debt securities and the securities to be redeemed are global securities, the securities to be redeemed will be selected by DTC in accordance with applicable DTC procedures. If the securities to be redeemed are not global securities, the indenture trustee will select the debt securities to be redeemed using a method it considers fair and appropriate. (See Section 1103.) After the redemption date, holders of redeemed debt securities will have no rights with respect to the debt securities except the right to receive the redemption price and any unpaid interest to the redemption date. (See Section 1106.)

Consolidation, Merger, Conveyance, Transfer or Lease

Neither Anixter nor Anixter International shall consolidate with, or sell or convey all or substantially all of their respective assets to, or merge with or into any other person or entity unless:

•

either Anixter or Anixter International, as applicable, is the continuing corporation, or the successor is a corporation, limited liability company, partnership or trust organized and existing under the laws of the United States or a state thereof and the successor person expressly assumes by a supplemental indenture Anixter International’s or Anixter’s obligations, as applicable, under the debt securities and under the Indenture;

•

Anixter International or Anixter, as applicable, or the successor person, as the case may be, is not immediately after the merger or consolidation, or the sale, lease or conveyance, in default in the performance of any covenant or condition under the Indenture; and

•

after giving effect to the transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred or be continuing. (See Section 801.)

Certain Covenants of Anixter and Anixter International

The Indenture contains certain covenants of Anixter, Anixter International and certain subsidiaries related to the incurrence of secured debt and sale and leaseback transactions. These covenants do not, however, focus on the amount of debt incurred in any transaction and do not otherwise afford protection to holders of the debt securities in the event of a highly leveraged transaction that is not in violation of the covenants. Anixter and Anixter International do not currently intend to include any covenants or other provisions affording such protection in any series of debt securities. If in the future Anixter and Anixter International determine that it is desirable to include covenants or other provisions of this type in any series of debt securities, they will be described in the prospectus supplement for that series.

Limitations on Secured Debt

The Indenture provides that Anixter and Anixter International will not at any time create, incur, assume or guarantee, and will not cause or permit a Restricted Subsidiary to create, incur, assume or guarantee, any Secured Debt, and Anixter and Anixter International will not at any time create, and will not cause or permit a Restricted Subsidiary to create, any Security Interest securing any indebtedness existing on the date of the Indenture which would constitute Secured Debt if it were secured by a Security Interest, without first making effective provision whereby the debt securities then outstanding under the Indenture and any other indebtedness of or guaranteed by Anixter, Anixter International or such Restricted Subsidiary then entitled thereto, subject to applicable priorities of payment, shall be secured by the Security Interest securing such Secured Debt equally and ratably with any and all other obligations and indebtedness so secured, so long as such other obligations and indebtedness shall be so secured; provided, however, that the foregoing prohibition will not apply to:

•

Security Interests on property acquired, constructed, developed or improved after the date of the Indenture by Anixter, Anixter International or a Restricted Subsidiary and created prior to or contemporaneously with, or within 180 days after the acquisition of property which is a parcel of real property, a building, machinery or equipment;

•

Security Interests on property at the time of acquisition which secure obligations assumed by Anixter, Anixter International or a Restricted Subsidiary, or on the property or on the outstanding shares or indebtedness of a corporation or firm at the time it becomes a Restricted Subsidiary or is merged into or consolidated with Anixter, Anixter International or a Restricted Subsidiary, or on properties of a corporation or firm acquired by Anixter, Anixter International or a Restricted Subsidiary as an entirety or substantially as an entirety;

•	Security Interests arising from conditional sales agreements or title retention agreements with respect to property acquired by Anixter, Anixter International or any Restricted Subsidiary;

•	Security Interests securing indebtedness of a Restricted Subsidiary owing to Anixter, Anixter International or to another Restricted Subsidiary;

•

Any Security Interest arising by reason of deposits with, or the giving of any form of security to, any governmental agency or any body created or approved by law or governmental regulations, which is required by law or governmental regulation as a condition to the transaction of any business, or the exercise of any privilege, franchise or license;

•

Security Interests securing indebtedness of Anixter or a Restricted Subsidiary owing to an Unrestricted Subsidiary of the character described in clause (c) of the definition of Unrestricted Subsidiary that finances accounts receivable;

•

mechanics’ and other statutory liens arising in the ordinary course of business (including construction of facilities) in respect of obligations that are not due or that are being contested in good faith;

•	Security Interests for taxes, assessments or governmental charges not yet delinquent or for taxes, assessments or governmental charges that are being contested in good faith;

•

Security Interests (including judgment liens) arising in connection with legal proceedings so long as such proceedings are being contested in good faith and, in the case of judgment liens, execution thereon is stayed;

•	Landlords’ liens on fixtures on premises leased in the ordinary course of business;

•

Security Interests to secure partial, progress, advance or other payments or any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of construction, development, or substantial repair, alteration or improvement of the property subject to such Security Interests if the commitment for the financing is obtained not later than 180 days after the later of the completion of or the placing into operation (exclusive of test and start-up periods) of such property;

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Security Interests arising in connection with contracts and subcontracts with or made at the request of the United States, or any state thereof, or any department, agency or instrumentality of the United States; or

•

Security Interests in favor of the United States or any state, county or local government, or any agency of the United States, or any holder of bonds or other securities thereof issued, in connection with the financing of the cost of acquiring, constructing or improving property (including, without limitation, any such property designed primarily for the purpose of pollution control), and any transfers of title to or Security Interest in any such property and any related property, in favor of such government or governmental agency or any such security holders in connection with the acquisition, construction, improvement, attachment or removal of such property; provided that such transfer of title or Security Interest does not apply to any Principal Facility.

Additionally, such permitted Secured Debt includes (with certain limitations) any extension, renewal or refunding, in whole or in part, of any Secured Debt permitted at the time of the original incurrence thereof. In addition to the foregoing, Anixter, Anixter International and the Restricted Subsidiaries may incur Secured Debt, without equally and ratably securing the debt securities, if the sum of (a) the amount of Secured Debt entered into after the date of the Indenture, not including the Secured Debt referred to in the above bullets and any permitted extension, renewal and refunding thereof, plus (b) the aggregate value of Sale and Leaseback Transactions entered into after the date of the Indenture, not including Sale and Leaseback Transactions referred to in the second bullet under “Limitations on Sale and Leaseback Transactions” below, does not exceed ten percent of Consolidated Net Tangible Assets. (See Section 1005.)

Limitations on Sale and Leaseback Transactions

The Indenture provides that Anixter and Anixter International may not, and may not permit any Restricted Subsidiary to, engage in any Sale and Leaseback Transaction unless:

•

Anixter, Anixter International or such Restricted Subsidiary would be entitled to incur Secured Debt only by reason of the provision described in the last sentence of “Limitations on Secured Debt” equal in amount to the net proceeds of the property sold or transferred or to be sold or to be transferred pursuant to such Sale and Leaseback Transaction and secured by a Security Interest on the property to be leased without equally and ratably securing the debt securities outstanding under the Indenture as provided under said section; or

•

Anixter, Anixter International or a Restricted Subsidiary shall apply, within 180 days after the effective date of such sale or transfer, an amount equal to such net proceeds to (i) the acquisition, construction, development or improvement of properties, facilities or equipment which are, or upon such acquisition, construction, development or improvement will be, a Principal Facility or Facilities or a part thereof or (ii) the redemption of debt securities issued under the Indenture or to the repayment or redemption of Senior Funded Debt of Anixter, Anixter International or of any Restricted Subsidiary (other than Senior Funded Debt owed to any Restricted Subsidiary), or in part to such acquisition, construction, development or improvement and in part to such redemption and/or repayment. In lieu of applying an amount equal to such net proceeds to such redemption Anixter or Anixter International may, within 180 days after such sale or transfer, deliver to the appropriate indenture trustee debt securities issued under the Indenture or other debt securities constituting Senior Funded Debt (other than such debt securities made the basis of a reduction in a mandatory sinking fund payment) for cancellation and thereby reduce the amount to be applied to the redemption of such debt securities by an amount equivalent to the aggregate principal amount of the debt securities so delivered. (See Section 1006.)

Certain Definitions

The following terms are defined substantially as follows in Section 101 of the Indenture and are used in this description as so defined:

“Consolidated Net Tangible Assets” means, in each case, with respect to Anixter International (a) the total amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (i) all liabilities and liability items, except for indebtedness payable by its terms more than one year from the date of incurrence thereof (or renewable or extendable at the option of the obligor for a period ending more than one year after such date of incurrence), capitalized rent, capital stock (including redeemable preferred stock) and surplus, surplus reserves and deferred income taxes and credits and other non-current liabilities, and (ii) all goodwill, trade names, trademarks, patents, unamortized debt discount, unamortized expenses incurred in the issuance of debt, and other like intangibles which, in each case, under generally accepted accounting principles in effect on the date of the Indenture would be included on a consolidated balance sheet of Anixter International and its Restricted Subsidiaries, less (b) loans, advances, equity investments and guarantees (other than accounts receivable arising from the sale of merchandise in the ordinary course of business) at the time outstanding that were made or incurred by Anixter International and its Restricted Subsidiaries to, in or for Unrestricted Subsidiaries or to, in or for corporations while they were Restricted Subsidiaries and which at the time of computation are Unrestricted Subsidiaries.

“Principal Facility” means any land, building, machinery or equipment, or leasehold interests and improvements in respect of the foregoing, owned, on the date of the Indenture or thereafter, by Anixter, Anixter International or a Restricted Subsidiary, which has a gross book value (without deduction for any depreciation reserves) at the date as of which the determination is being made of in excess of one percent of the Consolidated Net Tangible Assets, other than any such land, building, machinery or equipment, or leasehold interests and improvements in respect of the foregoing which, in the opinion of the Board of Directors of Anixter International (evidenced by a board resolution), is not of material importance to the business conducted by Anixter International and its Subsidiaries taken as a whole.

“Restricted Subsidiary” means (a) any Subsidiary other than an Unrestricted Subsidiary and (b) any Subsidiary that was an Unrestricted Subsidiary but which, subsequent to the date of the Indenture, is designated by Anixter and Anixter International (evidenced by a resolution of their respective boards of directors) to be a Restricted Subsidiary; provided, however, that Anixter and Anixter International may not designate any such Subsidiary to be a Restricted Subsidiary if Anixter International or Anixter would thereby breach any covenant or agreement contained in the Indenture (on the assumption that any transaction to which such Subsidiary was a party at the time of such designation and which would have given rise to Secured Debt or Senior Funded Debt or constituted a Sale and Leaseback Transaction at the time it was entered into had such Subsidiary then been a Restricted Subsidiary was entered into at the time of such designation).

“Sale and Leaseback Transaction” means any sale or transfer made by Anixter, Anixter International or one or more Restricted Subsidiaries (except a sale or transfer made to Anixter, Anixter International or one or more Restricted Subsidiaries) of any Principal Facility that (in the case of a Principal Facility which is a building or equipment) has been in operation, use or commercial production (exclusive of test and start-up periods) by Anixter, Anixter International or any Restricted Subsidiary for more than 180 days prior to such sale or transfer, or that (in the case of a Principal Facility that is a parcel of real property not containing a building) has been owned by Anixter, Anixter International or any Restricted Subsidiary for more than 180 days prior to such sale or transfer, if such sale or transfer is made with the intention of leasing, or as part of an arrangement involving the lease of such Principal Facility to Anixter, Anixter International or a Restricted Subsidiary (except a lease for a period not exceeding 36 months made with the intention that the use of the leased Principal Facility by Anixter, Anixter International or such Restricted Subsidiary will be discontinued on or before the expiration of such period). The creation of any Secured Debt permitted under the applicable section of the Indenture will not be deemed to create or be considered a Sale and Leaseback Transaction.

“Secured Debt” means any indebtedness for money borrowed by, or evidenced by a note or other similar instrument of, Anixter, Anixter International or a Restricted Subsidiary, and any other indebtedness of Anixter, Anixter International or a Restricted Subsidiary on which, by the terms of such indebtedness, interest is paid or payable, including obligations evidenced or secured by leases, installment sales agreements or other instruments (other than indebtedness owed by a Restricted Subsidiary to Anixter or Anixter International, or by a Restricted Subsidiary to another Restricted Subsidiary, or by Anixter or Anixter International to a Restricted Subsidiary), which in any such case is secured by (a) a Security Interest in any property or assets of Anixter, Anixter International or any Restricted Subsidiary, or (b) a Security Interest in any shares of stock owned directly or indirectly by Anixter or Anixter International in a

Restricted Subsidiary or in indebtedness for money borrowed by a Restricted Subsidiary from Anixter, Anixter International or another Restricted Subsidiary. The securing in the foregoing manner of any previously unsecured debt shall be deemed to be the creation of Secured Debt at the time such security is given. The amount of Secured Debt at any time outstanding shall be the aggregate amount then owing thereon by Anixter, Anixter International and the Restricted Subsidiaries.

“Security Interest” means any mortgage, pledge, lien, encumbrance or other security interest which secures payment or performance of an obligation.

“Senior Funded Debt” means any obligation of Anixter, Anixter International or any Restricted Subsidiary which constituted funded debt as of the date of its creation and that, in the case of such funded debt of Anixter and Anixter International, is not subordinate and junior in right of payment to the prior payment of the debt securities. As used herein “funded debt” means all indebtedness for borrowed money having a maturity of more than 12 months from the date as of which the amount thereof is to be determined; it being understood that debt outstanding under a revolving credit or similar agreement which may be borrowed, repaid and reborrowed (and reimbursement obligations relating to letters of credit) shall not constitute funded debt.

“Subsidiary” means a corporation, association, partnership or other entity of which more than 50% of the outstanding voting stock is owned, directly or indirectly, by Anixter International, Anixter or by one or more other Subsidiaries, or by Anixter International, Anixter and one or more other Subsidiaries.

“Unrestricted Subsidiary” means (a) any Subsidiary acquired or organized after the date of the Indenture, provided, however, that such Subsidiary is not a successor, directly or indirectly, to, and does not directly or indirectly own any equity interest in, any Restricted Subsidiary, (b) any Subsidiary the principal business and assets of which are located outside the United States of America (including its territories and possessions), (c) any Subsidiary the principal business of which consists of financing the acquisition or disposition of machinery, equipment, inventory, accounts receivable and other real, personal and intangible property by persons including Anixter, Anixter International or a Subsidiary, (d) any Subsidiary the principal business of which is owning, leasing, dealing in or developing real property for residential or office building purposes, and (e) any Subsidiary substantially all the assets of which consist of stock or other securities of an Unrestricted Subsidiary or Unrestricted Subsidiaries of the character described in clauses (a) through (d) of this paragraph, unless and until, in each of the cases specified in this paragraph, any such Subsidiary shall have been designated to be a Restricted Subsidiary pursuant to clause (b) of the definition of “Restricted Subsidiary”.

Events of Default

The Indenture provides, with respect to any outstanding series of debt securities, that any of the following events constitutes an “Event of Default”:

•	default in the payment of any interest upon any debt security of that series that becomes due and payable and the default continues for 30 days;

•	default in the payment of principal of or any premium on any debt security of that series when due at its maturity;

•	default in the deposit of any sinking fund payment on any debt security of that series when due;

•

default in the performance, or breach, of any covenant or warranty of Anixter or Anixter International in the Indenture with respect to any debt securities of that series for 30 days after written notice to Anixter and Anixter International from the indenture trustee, or to Anixter, Anixter International and the indenture trustee from the holders of at least 25% of the outstanding debt securities of that series;

•

default by Anixter or Anixter International under any mortgage, indenture, bonds, debentures, notes or instrument under which there may be issued, secured or evidenced indebtedness for money borrowed which constitutes a failure to pay more than $50,000,000 in principal amount of such indebtedness when due and payable at its stated maturity or which results in more than $50,000,000 in principal amount of such indebtedness becoming or being declared due and payable before the date on which it would otherwise become due and payable, and that acceleration shall not be rescinded or annulled, or such indebtedness shall not have been discharged, before written notice of acceleration has been given by the indenture trustee or the holders of at least 25% of the outstanding debt securities of that series;

•	certain events in bankruptcy, insolvency or reorganization with respect to Anixter and Anixter International; and

•	any other default specified in the prospectus supplement relating to the debt securities of that series. (See Section 501.)

If an Event of Default occurs as a result of either certain events in bankruptcy, insolvency or reorganization with respect to Anixter and Anixter International, then all unpaid principal of, premium (if any) and accrued interest on all debt securities at the time outstanding will become immediately due and payable without any declaration or other act on the part of the indenture trustee or any holder of debt securities. If an Event of Default occurs for any other reason with respect to debt securities of a particular series, the indenture trustee or the holders of 25% in principal amount of the outstanding debt securities of that series may declare the debt securities of that series due and payable immediately. (See Section 502.)

Subject to certain limitations, the holders of a majority of the aggregate principal amount of the outstanding debt securities of a particular series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee under the Indenture, or exercising any trust or power conferred on the indenture trustee, with respect to the debt securities of that series. The indenture trustee may refuse to follow directions that are in conflict with law or the Indenture or that are unduly prejudicial to other holders or that would involve the indenture trustee in personal liability. The indenture trustee may take any other action it deems proper that is not inconsistent with those directions. (See Section 512.)

Under the Indenture, the indenture trustee shall be under no obligation to exercise any of the rights or powers vested in it by the Indenture at the request or direction of any of the holders pursuant to the Indenture, unless such holders shall have offered to the indenture trustee security or indemnity satisfactory to the indenture trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction. (See Section 602.)

The holders of a majority of the aggregate principal amount of the outstanding debt securities of any series may waive any past default under the Indenture with respect to such series and its consequences, except a default:

•	in respect of a payment of principal of, or premium (if any), or interest on any debt security; or

•	in respect of a covenant or provision that cannot be modified or amended without the consent of the holder of each affected debt security. (See Section 513.)

At any time after the holders of the debt securities of a series declare that the debt securities of that series are due and immediately payable and before a judgment for the payment of the money due has been obtained, holders of a majority in principal amount of the outstanding debt securities of that series may rescind and cancel the declaration and its consequences (1) if all Events of Default (other than the non-payment of principal, premium, if any, or interest which has become due solely by the declaration) have been cured or waived, and (2) Anixter or Anixter International has paid or deposited with the indenture trustee an amount sufficient to pay:

•	all overdue interest on the debt securities of that series;

•

the principal of and premium (if any) on any debt securities of that series which are due other than by the declaration of acceleration, and any interest thereon at the rate or rates prescribed therefor in the debt securities;

•	interest on overdue interest (if lawful); and

•	sums paid or advanced by and amounts due to the indenture trustee under the Indenture. (See Section 502.)

Modification of the Indenture

Anixter, Anixter International and the indenture trustee may modify or amend the Indenture, without the consent of the holders of any debt securities, for any of the following purposes:

•	to evidence the succession of another person as obligor under the Indenture;

•	to add to Anixter’s or Anixter International’s covenants or to surrender any right or power conferred on Anixter or Anixter International under the Indenture;

•

to add or change any provisions of the Indenture to permit or facilitate the issuance of bearer securities of any series, registrable or not registrable as to principal, and with or without interest coupons, or to permit or facilitate the issuance of securities of any series in uncertificated form;

•

to add, change or eliminate any provisions of the Indenture in respect of one or more series of debt securities; provided that any such addition, change or elimination shall either (a) not adversely affect the rights of the holders of outstanding debt securities of any series in any material respect, or (b) not apply to any debt securities of any series created prior to the execution of such supplemental indenture where such addition, change or elimination has an adverse affect on the rights of the holders of such debt securities in any material respect;

•	to secure the debt securities of any series;

•	to establish the form or terms of debt securities of any series;

•	to evidence or provide for the acceptance or appointment by a successor indenture trustee or facilitate the administration of the trusts under the Indenture by more than one indenture trustee;

•

to cure any ambiguity or defect in and to correct or supplement any provision in the Indenture that may be inconsistent with any other provision of the Indenture, or to make any other provisions with respect to matters or questions arising under the Indenture; provided, however, that any such action shall not adversely affect the rights of the holders of outstanding debt securities of any series in any material respect;

•

to modify, eliminate or add to the provisions of the Indenture to such extent as shall be necessary to effect qualification of the Indenture under the Trust Indenture Act, or under any similar federal statute hereafter enacted, and to add to the Indenture such other provisions as may be expressly permitted by the Trust Indenture Act;

•	to amend or supplement the restrictions on and procedures for transfers of debt securities to reflect any change in applicable law or regulation. (See Section 901.)

The Indenture provides that we and the indenture trustee may amend the Indenture or the debt securities with the consent of the holders of a majority in principal amount of the then outstanding debt securities of each series affected by the amendment. However, without the consent of each holder of any outstanding debt securities affected, an amendment or modification may not, among other things:

•	change the stated maturity of the principal or interest on any debt security;

•	reduce the principal amount of, rate of interest on, or premium (if any) payable upon the redemption of, any debt security;

•	reduce the principal amount of a discount security that would be payable upon acceleration of its maturity;

•	change the place or currency of payment of principal of, or any premium (if any) or interest on, any debt security;

•	impair a holder’s right to institute suit for the enforcement of any payment after the stated maturity or after any redemption date;

•	modify or waive any provision relating to the guarantees;

•	reduce the percentage of holders of debt securities necessary to modify or amend the Indenture or to consent to any waiver under the Indenture; and

•	modify such provisions with respect to modification and waiver. (See Section 902.)

Satisfaction and Discharge

Under the Indenture, Anixter can terminate its obligations with respect to debt securities of any series not previously delivered to the indenture trustee for cancellation when those debt securities:

•	have become due and payable;

•	will become due and payable at their stated maturity within one year; or

•	are to be called for redemption within one year under arrangements satisfactory to the indenture trustee for giving notice of redemption.

Anixter may terminate its obligations with respect to the debt securities of that series by depositing with the indenture trustee, as trust funds in trust for the purpose, an amount of money in U.S. dollars sufficient to pay and discharge the entire indebtedness on the debt securities of that series. In that case, the Indenture will cease to be of further effect and Anixter’s obligations will be satisfied and discharged with respect to that series (except as to Anixter’s obligations to pay all other amounts due under the Indenture and to provide certain officers’ certificates and opinions of counsel to the indenture trustee). At the request and expense of Anixter, the indenture trustee will execute proper instruments acknowledging the satisfaction and discharge. (See Section 401.)

Book-Entry Issuance

Unless otherwise specified in the applicable prospectus supplement, The Depository Trust Company, or DTC, will act as securities depositary for the debt securities. The securities will be issued as fully registered securities registered in the name Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. One fully registered security certificate will be issued for each issue of debt securities, each in the aggregate principal amount of such issue, and will be deposited with DTC.

The following is based on information furnished by DTC: DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act. DTC holds securities that its direct participants deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between direct participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agents. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others — indirect participants — such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. DTC has a Standard & Poor’s rating of AA+. The DTC rules applicable to its participants are on file with the SEC.

Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for such securities on DTC’s records. The ownership interest of each actual purchaser of each security — the beneficial owner — is in turn recorded on the records of direct and indirect participants. Beneficial owners will not receive written confirmation from DTC of their purchases. Beneficial owners are, however, expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they entered into the transactions. Transfers of ownership interests in the securities are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in securities, except in the event that use of the book-entry system for the securities is discontinued.

To facilitate subsequent transfers, all securities deposited by direct participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the securities; DTC’s records reflect only the identity of the direct participants to whose accounts such securities are credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

If applicable, redemption notices shall be sent to DTC. If less than all of the securities within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in such issue to be redeemed.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to securities unless authorized by a direct participant in accordance with DTC’s MMI procedures. Under its usual procedures, DTC mails an omnibus proxy to Anixter as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts securities are credited on the record date (identified in a listing attached to the omnibus proxy).

Redemption proceeds, principal payments and any premium, interest or other payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from Anixter or the paying agent, on the payment date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participant and not of DTC, Anixter, Anixter International or the paying agent, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds, principal and any premium, interest or other payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of Anixter and the paying agent, disbursement of such payments to direct participants will be the responsibility of DTC, and disbursement of such payments to the beneficial owners will be the responsibility of direct and indirect participants.

A beneficial owner shall give notice to elect to have its securities purchased or tendered, through its participant, to the appropriate agent and will effect delivery of such securities by causing the direct participant to transfer the participant’s interest in the securities on DTC’s records to the appropriate agent. The requirement for physical delivery of securities in connection with an optional tender or mandatory purchase will be deemed satisfied when the ownership rights in the securities are transferred by direct participants on DTC’s records and followed by a book-entry credit of tendered securities to the DTC account of the appropriate agent.

DTC may discontinue providing its services as depositary with respect to the securities at any time by giving reasonable notice to Anixter or the indenture trustee. Under such circumstances, in the event that a successor depositary is not obtained, certificates for the securities are required to be printed and delivered.

Anixter may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depositary). In that event, certificates for the securities will be printed and delivered to DTC.

We have provided the foregoing information with respect to DTC to the financial community for information purposes only. We do not intend the information to serve as a representation, warranty or contract modification of any kind. We have received the information in this section concerning DTC and DTC’s system from sources that we believe to be reliable, but we take no responsibility for the accuracy of this information.

Defeasance and Covenant Defeasance

If and to the extent indicated in the applicable prospectus supplement, Anixter may elect, at its option at any time, to have the following provisions of the Indenture related to defeasance and discharge of indebtedness or to defeasance of certain covenants applied to the debt securities of any series, or to any specified part of the series. (See Section 1301.)

Defeasance and Discharge.    The Indenture provides that Anixter may exercise the option for Anixter and Anixter International to be discharged from all their obligations with respect to debt securities (except for certain obligations to exchange or register the transfer of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and to hold moneys for payment in trust) upon the deposit in trust for the sole benefit of the holders of such debt securities of money or U.S. Government Obligations, or both, which, through the payment of principal and interest, if any, in respect thereof in accordance with their terms, will provide money in U.S. dollars in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants certified in writing to the indenture trustee to pay the principal of and any premium and interest on such debt securities on the respective stated maturities in accordance with the terms of the Indenture and such debt securities. Such defeasance or discharge may occur only if, among other things, Anixter has delivered to the indenture trustee an opinion of counsel to the effect that holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge were not to occur. (See Sections 1302 and 1304.)

Defeasance of Certain Covenants.    The Indenture provides that Anixter may exercise the option for Anixter and Anixter International to omit to comply with certain restrictive covenants, including those described under “Certain Covenants of Anixter and Anixter International” and in the fifth bullet point of the first paragraph under “Events of Default” and any that may be described in the applicable prospectus supplement, and the occurrence of certain Events of Default, which are described in the fourth and fifth bullet points of the first paragraph under “Events of Default” and any that may be described in the applicable prospectus supplement, will be deemed not to be or result in an Event of Default, in each case with respect to such debt securities. Anixter, in order to exercise such option, will be required to deposit, in trust for the sole benefit of the holders of such debt securities, money or U.S. Government Obligations, or both, which, through the payment of principal and interest, if any, in respect thereof in accordance with their terms, will provide money in U.S. dollars in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants certified in writing to the indenture trustee to pay the principal of and any premium and interest on such debt securities on the respective stated maturities relating thereto in accordance with the terms of the Indenture and such debt securities. Anixter will also be required, among other things, to deliver to the indenture trustee an opinion of counsel to the effect that holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain obligations and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and defeasance were not to occur. (See Sections 1303 and 1304.)

Governing Law

The Indenture and the debt securities are governed by the internal laws of the State of New York.

Information Concerning the Indenture Trustee

No holder of a debt security of any series will have any right to institute any proceeding with respect to the Indenture, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless (i) such holder has previously given to the indenture trustee written notice of a continuing Event of Default with respect to the debt securities of that series; (ii) the holders of a least 25% in aggregate principal amount of the debt securities of that series have made written request, and such holder or holders have offered indemnity satisfactory, to the indenture trustee to institute such proceeding as indenture trustee; and (iii) the indenture trustee has failed to institute such proceeding, and has not received from the holders of a majority in aggregate principal amount of the debt securities of that series a direction inconsistent with such request, within 60 days after such notice, request and offer. (See Section 507.) However, such limitations do not apply to a suit instituted by a holder of a debt security for the enforcement of payment of the principal of, premium (if any) and interest on such security on or after the applicable due date specified in such debt security. (See Section 508.)

Anixter maintains certain banking relationships with the indenture trustee in the ordinary course of its business.

PLAN OF DISTRIBUTION

We may sell the securities to or through underwriters, through dealers or agents, directly to you or through a combination of these methods. The prospectus supplement with respect to any offering of securities will describe the specific terms of the securities being offered, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of the securities and the proceeds to Anixter or Anixter International from the sale;

•	any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange on which the offered securities may be listed.

Through Underwriters.    If we use underwriters in the sale of the securities, the underwriters will acquire the offered securities for their own account. We will execute an underwriting agreement with an underwriter or underwriters once an agreement for sale of the securities is reached. The underwriters may resell the offered securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The underwriters may sell the offered securities directly or through underwriting syndicates represented by managing underwriters. Unless otherwise stated in the prospectus supplement relating to offered securities, the obligations of the underwriters to purchase those offered securities will be subject to certain conditions, and the underwriters will be obligated to purchase all of those offered securities if they purchase any of them.

Through Dealers.    If we use a dealer to sell the securities, we will sell the offered securities to the dealer as principal. The dealer may then resell those offered securities at varying prices determined at the time of resale. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Through Agents.    If we use agents in the sale of securities, we may designate one or more agents to sell offered securities. Unless otherwise stated in a prospectus supplement, the agents will agree to use their best efforts to solicit purchases for the period of their appointment.

Directly to Purchasers.    We may sell the offered securities directly to one or more purchasers. In this case, no underwriters, dealers or agents would be involved. We will describe the terms of our direct sales in our prospectus supplement.

General Information.    A prospectus supplement will state the name of any underwriter, dealer or agent and the amount of any compensation, underwriting discounts or concessions paid, allowed or reallowed to them. A prospectus supplement will also state the proceeds to us from the sale of offered securities, any initial public offering price and other terms of the offering of those offered securities.

Our agents, underwriters and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

We may authorize agents, underwriters or dealers to solicit offers by certain institutions to purchase offered securities from us at the public offering price and on terms described in the related prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. If we use delayed delivery contracts, we will disclose that we are using them in our prospectus supplement and will tell you when we will demand payment and delivery of the securities. The delayed delivery contracts will be subject only to the conditions we set forth in our prospectus supplement.

We may enter into agreements to indemnify agents, underwriters and dealers against certain civil liabilities, including liabilities under the Securities Act of 1933.

LEGAL MATTERS

Certain legal matters relating to the validity of the securities offered by this prospectus were passed upon for us by Schiff Hardin LLP. The opinions with respect to the securities may be subject to assumptions regarding future action to be taken by us and the indenture trustee, if applicable, in connection with the issuance and sale of the securities, the specific terms of the securities and other matters that may affect the validity of securities but that cannot be ascertained on the date of those opinions.

EXPERTS

The consolidated financial statements of Anixter International Inc. appearing in Anixter International Inc.’s Annual Report (Form 10-K) for the year ended December 30, 2011 (including schedules appearing therein), and the effectiveness of Anixter International Inc.’s internal control over financial reporting as of December 30, 2011, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and schedules are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The expenses in connection with the issuance and distribution of the securities covered hereby are as follows (all amounts other than the Securities and Exchange Commission filing fee are estimated):

Securities and Exchange Commission filing fee		$(1)
Trustee’s fees(2)	10,000
Accounting fees and expenses(2)	150,000
Legal fees and expenses(2)	150,000
Printing and engraving expenses(2)	20,000
Rating Agency Fees(2)	350,000
FINRA Fees	75,500
Miscellaneous expenses(2)	14,500

Total	$770,000

(1)	To be deferred pursuant to Rule 456(b) and calculated in connection with the offering of securities under this registration statement pursuant to Rule 457(r).

(2)	Estimate pursuant to instruction to Item 511 of Regulation S-K.

Item 15.	Indemnification of Directors and Officers

The certificate of incorporation of each of the registrants provides that no director shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Notwithstanding the foregoing, a director shall be liable to the extent provided by applicable law:

•	for any breach of the director’s duty of loyalty to the corporation or its stockholders,

•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law,

•	for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law, or

•	for any transaction from which the director derived an improper personal benefit.

The by-laws of each of the registrants provides that each registrant will indemnify any person who was or is a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that such person is or was a director or officer of the corporation, is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any such action, suit or proceeding, if such person acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if he or she had no reason to believe his or her conduct was unlawful. In a derivative action (meaning one brought by or on behalf of the corporation), indemnification may be made only for expenses (including attorney’s fees), actually and reasonably incurred by such person in connection with the defense or settlement of such an action or suit, if such person acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the Court of Chancery or the court in which the action or suit was brought shall determine, upon application, that such person is fairly and reasonably entitled to indemnity for such expenses, despite such adjudication of liability but in view of all the circumstances in the case.

The by-laws of each of the registrants also permit each registrant to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, regardless of whether the by-laws would permit indemnification. The registrants currently maintain such liability insurance for their officers and directors.

We have entered into agreements to indemnify our directors and officers, in addition to the indemnification provided for in our certificates of incorporation and bylaws.

Item 16.	Exhibits

Reference is made to information in the Exhibit Index filed as part of this registration statement.

Item 17.	Undertakings

Each undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

Each undersigned registrant undertakes that in a primary offering of securities of such undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of such undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of such undersigned registrant or used or referred to by such undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about such undersigned registrant or its securities provided by or on behalf of such undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by such undersigned registrant to the purchaser.

Each undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of Anixter International Inc.’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, each registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by such registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Each undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the indenture trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act of 1939.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Glenview, State of Illinois, on this 24th day of April, 2012.

ANIXTER INTERNATIONAL INC. (Registrant)

By:	/S/ THEODORE A. DOSCH
Theodore A. Dosch Executive Vice President — Finance and Chief Financial Officer

Each person whose signature appears below appoints Theodore A. Dosch, Terrance A. Faber, or Rodney A. Shoemaker or any one of them as such person’s true and lawful attorneys to execute in the name of each such person, and to file, any post-effective amendments to this registration statement that any of such attorneys shall deem necessary or advisable to enable the registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission with respect thereto, in connection with this registration statement, which amendments may make such changes in such registration statement as any of the above-named attorneys deems appropriate, and to comply with the undertakings of the registrant made in connection with this registration statement; and each of the undersigned hereby ratifies all that any of said attorneys shall do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ ROBERT J. ECK Robert J. Eck	Chief Executive Officer, President (Principal Executive Officer) and Director	April 24, 2012

/S/ THEODORE A. DOSCH Theodore A. Dosch	Executive Vice President — Finance (Principal Financial Officer)	April 24, 2012

/S/ TERRANCE A. FABER Terrance A. Faber	Vice President — Controller (Principal Accounting Officer)	April 24, 2012

/S/ LORD JAMES BLYTH Lord James Blyth	Director	April 24, 2012

/S/ FREDERIC F. BRACE Frederic F. Brace	Director	April 24, 2012

/S/ LINDA WALKER BYNOE Linda Walker Bynoe	Director	April 24, 2012

/S/ ROBERT W. GRUBBS Robert W. Grubbs	Director	April 24, 2012

Signature	Title	Date

/S/ F. PHILIP HANDY F. Philip Handy	Director	April 24, 2012

/S/ MELVYN N. KLEIN Melvyn N. Klein	Director	April 24, 2012

/S/ GEORGE MUÑOZ George Muñoz	Director	April 24, 2012

/S/ STUART M. SLOAN Stuart M. Sloan	Director	April 24, 2012

/S/ MATTHEW ZELL Matthew Zell	Director	April 24, 2012

/S/ SAMUEL ZELL Samuel Zell	Director	April 24, 2012

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Glenview, State of Illinois, on this 24th day of April, 2012.

ANIXTER INC. (Registrant)

By:	/S/ THEODORE A. DOSCH
Theodore A. Dosch Executive Vice President — Finance and Chief Financial Officer

Each person whose signature appears below appoints Theodore A. Dosch, Terrance A. Faber or Rodney A. Shoemaker or any one of them as such person’s true and lawful attorneys to execute in the name of each such person, and to file, any post-effective amendments to this registration statement that any of such attorneys shall deem necessary or advisable to enable the registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission with respect thereto, in connection with this registration statement, which amendments may make such changes in such registration statement as any of the above-named attorneys deems appropriate, and to comply with the undertakings of the registrant made in connection with this registration statement; and each of the undersigned hereby ratifies all that any of said attorneys shall do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ ROBERT J. ECK Robert J. Eck	Chief Executive Officer, President and Director (Principal Executive Officer)	April 24, 2012

/S/ THEODORE A. DOSCH Theodore A. Dosch	Executive Vice President — Finance and Director (Principal Financial Officer)	April 24, 2012

/S/ TERRANCE A. FABER Terrance A. Faber	Vice President — Controller (Principal Accounting Officer)	April 24, 2012

EXHIBIT INDEX

Exhibit Number	Exhibit Title
1.1	Form of Underwriting Agreement*
4.1	Form of Indenture by and among Anixter Inc., Anixter International Inc. and Wells Fargo Bank, National Association, as Trustee, with respect to Debt Securities and Guarantees
4.2	Form of Debt Security*
5.1	Opinion of Schiff Hardin LLP
12.1	Computation of Ratio of Earnings to Fixed Charges
23.1	Consent of Ernst & Young, LLP, independent registered public accounting firm
23.2	Consent of Schiff Hardin LLP (included in Exhibit 5.1)
24.1	Power of Attorney of certain directors and officers of Anixter International Inc. and Anixter Inc. (contained on signature pages)
25.1	Statement of Eligibility of Trustee on Form T-1 with respect to Debt Securities and Guarantees

*	To be filed by amendment or Current Report on Form 8-K.